Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
MERGE HEALTHCARE ANNOUNCES SUCCESSFUL COMPLETION OF $20 MILLION FINANCING
Milwaukee, WI, June 4, 2008 — Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), a leading medical imaging software and services provider, announced today the successful completion of its $20 million financing pursuant to that certain securities purchase agreement with Merrick RIS, LLC (“Merrick”), an affiliate of Merrick Ventures, LLC (“Merrick Ventures”), entered into on May 21, 2008. Pursuant to the terms of the private placement, the Company issued to Merrick (i) a $15 million senior secured term note due 2010 and 6,800,000 shares of the Company’s common stock as partial consideration for the term note and (ii) 14,285,715 shares of the Company’s common stock at a price per share of $.35. The private placement was made pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (“Securities Act”). After giving effect to the payment of certain transactions costs, closing fees and prepaid interest, the net proceeds of the private placement to the Company equaled approximately $16.6 million.
As previously announced, the term note bears interest at 13.0% per annum and the principal thereof is payable in full in a single installment on the second anniversary date of the closing of the private placement. The term note also contains certain other mandatory prepayment provisions as previously announced. The term note is secured by a first priority lien on all of the assets of the U.S. and Canadian operations of the Company and its subsidiaries.
The Company has also entered into a registration rights agreement in connection with the private placement pursuant to which it has agreed to register with the Securities and Exchange Commission for public resale the common stock under certain circumstances.
Departure, Election and Appointment of Certain Directors
In connection with the private placement, five of the eleven members of the Board of Directors of the Company, Michael D. Dunham, Robert A. Barish, Ramamritham Ramkumar, R. Ian Lennox and Kenneth D. Rardin, resigned from the Board of Directors of the Company. In accordance with the purchase agreement, the Board of Directors filled the vacancies created by such resignations by appointing the following individuals designated by Merrick to serve on the Board of Directors: Michael W. Ferro, Jr., Neele Stearns, Jr., Gregg G. Hartemayer, Justin C. Dearborn and Nancy J. Koenig. The Company has also agreed that Merrick will continue to have the right to designate five persons to be nominated for election to the Board of Directors in the future, subject to reduction upon a decrease in Merrick’s ownership percentage in the Company.
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The Company is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements
This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding: our sale of the term note and common stock in the financing and the use of proceeds therefrom, our future business prospects, our ability to execute on our strategies to grow our business and our ability to settle the class action on the terms described herein. Although the Company presently believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company does not give, and cannot give, any assurance that those expectations will be achieved.
Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: the uncertainty created by and the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s directors and the significant investment by Merrick; the dilution resulting from our financing; risks associated with the Company’s inability to meet the requirements of The Nasdaq Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks and effects of the past restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the court in the Company’s class action settlement failing to approve the proposed settlement; the plaintiff, the codefendants or the insurance carriers failing to settle the case on the terms agreed to in the agreement in principle; risks in product and technology development, market acceptance of new products and continuing product demand; the impact of competitive products and pricing; continued negative effects of the Deficit Reduction Act ; limited acceptance of digital modalities and RIS-PACS and workflow technologies; changing economic conditions; credit and payment risks associated with end-user sales, the Company’s dependence on major customers; the Company’s dependence on key personnel; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission.
You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.